UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2005

Asia Payment Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

800 5th Avenue, Suite 4100, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(206) 447-1379

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5	Corporate Governance and Management

Item 5.02.	Resignation of Principal Officers; Appointment of Principal Officers; Election of Directors

(c) Appointment of Principal Officers

We appointed Benny Shing Bun Lee as our Executive Director - China Operations, effective May 23, 2005.

Information about Mr. Lee’s background is included on page 41 of our Annual Report on Form 10-KSB for the period ended December 31, 2004, filed with the Commission and incorporated by reference.

We plan to enter into a 3 year contract with Mr. Lee, with a 1 year fixed term - thereafter renewable annually up to 3 years, but with a 3-month termination clause. The agreement will provide the following compensation:

Salary: US$6,500 per mo. (HK$50,000

Annual Bonus: Up to US$78,000 p.a. (HK$600,000)

Options & vesting: Options to purchase up to 800,000 shares of common stock vested quarterly over three years as follows: Year 1 250,000, Year 2 250,000, and Year 3 300,000.

Health benefits: Pending the establishment of a comprehensive company health program, the company will provide Chinese hospitalization coverage.

Housing allowance: HK$25,000 per mo. (for Chinese locations - to be adjusted if the location is moved to Hong Kong).

Moving allowance: US$10,000.

Personal Use Airfare: Upon signing 2 Air tickets (Toronto - HK return - Shanghai, C class fare basis or equivalent), thereafter 2 Air tickets (Toronto - HK - Shanghai return, C class fare basis or equivalent) per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC. a Nevada corporation

Date: May 25, 2005	By:	/s/ Charlie Rodriguez
Charlie Rodriguez Corporate Secretary